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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                           DOUBLECLICK INC.
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             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                    13-3870996
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(State of Incorporation or Organization)  (I.R.S. Employer Identification No.)


41 Madison Avenue, 32nd Floor, New York, New York                   10010
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(Address of Principal Executive Offices)                          (Zip Code)


       If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /

       If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /X/

       Securities Act registration statement file number to which this form relates: 333-67459.

       Securities to be registered pursuant to Section 12(b) of the Act:


      Title of Each Class             Name of Each Exchange on Which
       to be Registered               Each Class is to be Registered
      -------------------             ------------------------------

                             None.

Securities to be registered pursuant to Section 12(g) of the Act:

      Title of Each Class             Name of Each Exchange on Which
       to be Registered               Each Class is to be Registered
      -------------------             ------------------------------
Common Stock, $0.001 par value        NASDAQ National Market

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        The description of the Common Stock, $.001 par value, of the Registrant under the caption "Description of Securities" contained in the Registrant's Registration Statement on Form S-1, File No. 333-67459 (the "Form S-1"), as filed with the Securities and Exchange Commission on November 18, 1998, as amended, is hereby incorporated by reference.

ITEM 2. EXHIBITS.

Exhibit No.  Description
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1.1          Specimen certificate for shares of the Registrant's Common
             Stock, $0.001 par value, incorporated by reference to
             Exhibit 4.1 of the Form S-1

2.1 Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Form S-1

2.3 Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the Form S-1

2.5 Stockholders Agreement, dated as of June 4, 1997, incorporated by reference to Exhibit 10.1 of the Form S-1




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                             SIGNATURES

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  DOUBLECLICK INC.
                                  (Registrant)

Dated: November 30, 1998           By: /s/ KEVIN J. O'CONNOR
                                    ---------------------------
                                      Kevin J. O'Connor
                                      Chief Executive Officer and Director






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